Exhibit 99.1

Pure Health Solutions, Inc.

Consolidated Financial Report

December 31, 2017

Independent Auditor’s Report

Board of Directors

Pure Health Solutions, Inc.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Pure Health Solutions, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of operations, stockholder’s equity (deficit), and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pure Health Solutions, Inc. and Subsidiaries as of December 31, 2017, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Chicago, Illinois

March 30, 2018

Pure Health Solutions, Inc.

Consolidated Balance Sheet

December 31, 2017

Assets

Current assets:
Cash	$848,199
Accounts receivable, net	1,021,722
Inventories, net	1,790,827
Prepaid expenses and other current assets	435,096
Current portion of deferred lease costs	665,177
Total current assets	4,761,021

Plant, property and equipment, net	1,042,043
Rental equipment, net	3,132,560
Holdback receivable	51,857
Deferred lease costs	1,383,557
Intangible assets, net	4,805,303

Total	$15,176,341

(Continued)

Pure Health Solutions, Inc.

Consolidated Balance Sheet (Continued)

December 31, 2017

Liabilities and Stockholder's Equity (Deficit)

Current liabilities:
Accounts payable	$587,596
Amounts collected owed to third parties	39,000
Funding advance	106,367
Accrued compensation	744,498
Accrued expenses	706,466
Income tax payable	93,738
Current portion of deferred rental revenue, net	3,656,192
Other current liabilities	39,013
Total current liabilities	5,972,870

Long-term liabilities:
Related-party notes payable	19,500,417
Related-party liabilities	9,433,641
Deferred rental revenue, net	7,678,390
Deferred income taxes	875,006
Other long-term liabilities	90,690
Total long-term liabilities	37,578,144
Total liabilities	43,551,014
Commitments (Note 9)

Stockholder's equity (deficit):
Common stock (no par value), 5,000,000 shares authorized; 1,000,000 shares issued and outstanding at amount paid in	33,236,834
Accumulated deficit	(61,611,507)
Total stockholder's equity (deficit)	(28,374,673)

Total	$15,176,341

See notes to consolidated financial statements.

Pure Health Solutions, Inc.

Consolidated Statement of Operations

Year Ended December 31, 2017

Net sales	$13,313,276
Rental income	5,970,514
Other revenues	625,113
Total revenue	19,908,903

Cost of goods sold:
Net sales	7,117,622
Rental income	2,025,657
Other revenues	164,690
Total cost of goods sold	9,307,969

Gross profit	10,600,934
Operating expenses:
Selling, general and administrative	15,234,683

Operating loss	(4,633,749)

Other expenses:
Interest expense, net	3,011,405
Other, net	62,167
3,073,572

Net loss before income taxes	(7,707,321)

Income tax (benefit)	(891,072)

Net loss	$(6,816,249)

See notes to consolidated financial statements.

Pure Health Solutions, Inc.

Consolidated Statement of Stockholder's Equity (Deficit)

Year Ended December 31, 2017

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Equity (deficit) balance - January 1, 2017	1,000,000	$33,036,834	$(54,795,258)	$(21,758,424)
Equity contribution	-	200,000	-	200,000
Net loss	-	-	(6,816,249)	(6,816,249)
Equity (deficit) balance - December 31, 2017	1,000,000	$33,236,834	$(61,611,507)	$(28,374,673)

See notes to consolidated financial statements.

Pure Health Solutions, Inc.

Consolidated Statement of Cash Flows

Year Ended December 31, 2017

Cash flows from operating activities:
Net loss	$(6,816,249)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization of property, plant and equipment	240,701
Depreciation of rental equipment	634,072
Amortization of intangible assets	1,246,581
Amortization of deferred lease costs	633,404
Loss on sale of rental equipment	120,253
Non-cash interest on related-party liabilities	1,728,742
Holdback receivable	554,082
Deferred revenue	(3,711,707)
Deferred income taxes	(982,228)
Changes in operating assets and liabilities:
Accounts receivable	(181,144)
Inventories	(43,895)
Prepaid expenses, deferred lease costs and other current assets	(1,208,495)
Accounts payable	(21,704)
Accrued expenses, related-party liabilities and other liabilities	(560,389)
Proceeds from operating leases	5,256,815
Income tax payable	85,774
Net cash flows used in operating activities	(3,025,387)

Cash flows from investing activities:
Purchases of property, plant and equipment	(162,846)
Purchases of rental equipment	(1,031,185)
Net cash flows used in investing activities	(1,194,031)

Cash flows from financing activities:
Restricted cash	41,535
Proceeds from issuance related-party notes payable	3,579,895
Proceeds from equity contribution	200,000
(Payments) proceeds from funding advance	(89,952)
Net cash flows provided by financing activities	3,731,478

Decrease in cash	(487,940)

Cash and cash equivalents - beginning of year	1,336,139

Cash - end of year	$848,199

Supplemental cash flow disclosures:
Income taxes paid	$114,360
Interest paid	$1,061,422

See notes to consolidated financial statements.

Pure Health Solutions, Inc.

Notes to Financial Statements

Note 1.       Nature of Business and Summary of Significant Accounting Policies

Nature of business:  Pure Health Solutions, Inc. (PHSI or the Company) was incorporated in 1996 under the laws of Idaho and is located in Vernon Hills, Illinois. The primary business of the Company is the manufacturing and sale of state-of-the art drinking water purification systems. Enstar, a wholly-owned Korean subsidiary, manufactures the Company's water purifiers, which it sells to the Company and to customers throughout Asia and Europe. Sales from foreign operations amount to approximately $332,000 for the year ended December 31, 2017. The Company sells the water purifiers to a network of dealers throughout the United States and sells or leases its water purifiers directly to national account customers and also to local small business customers through its branch operations in Illinois, California, Texas, Indiana, Missouri and Ohio. The Company also sells coffee and related products through an online store. A portion of the Company's revenues results from financing transactions involving the purchase of lease contracts from dealers and the sale of those contracts to independent financing companies.

Operations:  As of and for the year ended December 31, 2017, the Company experienced net losses,  negative cash flows from operations, negative working capital and has a stockholder’s deficit. The Company received $3,502,500 of funding in the form of notes from ClearLight Partners, LLC, (CLP) in 2017, which are included within proceeds from issuance of related-party notes payable in the consolidated statement of cash flows. Although management plans to reduce negative cash flows from operations by adding new customers, the current long term plan expects negative cash flows and financing by the majority owner for the foreseeable future. The driver for negative cash flows continues to be additions of new branches. The Company’s management has assessed the entity’s ability to continue as going concern, and the majority owner has agreed to finance operations through at least April 30, 2019.

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Cash:  The Company maintains cash in bank deposit accounts, which at times may exceed the federally insured limits. The Company and is subsidiary have not experienced any losses in bank accounts and management believes the Company is not exposed to any significant credit risk or cash deposits. As of December 31, 2017, cash in foreign bank accounts amounted to approximately $85,000.

Receivables: Trade accounts receivable are carried at the original invoice amount less an estimate made for doubtful receivables. Management determines the collectability of accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Recoveries of trade receivables previously written off are recorded when received. The allowance for doubtful accounts was approximately $140,000 as of December 31, 2017.

Inventories: Inventories are stated at the lower of cost (first-in, first-out basis) or net realizable value as of December 31, 2017. As of December 31, 2017,  the Company had reserves for slow-moving or obsolete parts and filters amounting to approximately $303,000.

Pure Health Solutions, Inc.

Notes to Financial Statements

Deferred lease costs:  When a customer enters into a lease agreement with the Company the direct lease costs to initiate the lease are paid in cash, which primarily consist of sales commissions. The Company has the right to reimbursement of the sales commissions paid in cash if the customer defaults on their payments or if the employee leaves the Company.  The Company capitalizes the sales commissions paid to deferred lease costs, as these costs are directly related to initiating the lease.  The capitalized commissions are then expensed over the term of the lease. The current portion represents the amount of deferred lease costs to be expensed in the following year. For equipment sales the entire commissions are expensed when paid.

Property, plant and equipment: Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed over the assets’ estimated useful lives using straight-line methods. Asset lives range from 2 to 15 years. Assets related to leasehold improvements are amortized at the lesser of the term of the lease or useful life of the asset.

Rental equipment: Rental equipment represents the leased purifiers for which the Company has retained title  (see Note 2). The Company depreciates the rental equipment over the lease term, which typically ranges between 3 and 5 years.

Intangible assets: Intangible assets are comprised of customer lists, patents and trade names with estimated useful lives between 3 and 15 years. Intangible assets are amortized over their estimated lives using the straight-line method.

Impairment of long-lived assets: Long-lived assets are evaluated for impairment whenever events or changes in circumstances have indicated that an asset may not be recoverable and are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding tax and interest charges) is less than the carrying value of the assets, the assets will be written down to the estimated fair value and such loss is recognized in income from continuing operations in the period in which the determination is made. Management identified there were indications that the asset group might not be recoverable and performed an undiscounted cash flow test, which determined that no impairment of long-lived assets existed as of December 31, 2017.

Revenue recognition:

Net sales: Sales are recognized when revenue is realized or realizable and has been earned. Most revenue transactions represent sales of inventory (equipment, filters, parts and freight) and are recognized when the product is shipped, net of any associated discounts. The revenue recorded is presented net of sales and other taxes and amounted to approximately $13,300,000 for the year ended December 31, 2017.

Rental income: The Company enters into certain lease arrangements with national accounts and local small business accounts which are accounted for as operating leases (see Note 9). Rental income from leases is recorded when earned and amounted to approximately $6,000,000  for the year ended December 31, 2017. When the Company receives upfront proceeds for the lease arrangements, the proceeds are recorded as deferred rental revenue on the consolidated balance sheet (see Note 9).

Other revenues: The Company purchases certain lease contracts from third-party dealers and transfers those assets to an independent financing company. The difference between the rates charged to the third-party dealers and the rates charged by the independent financing company is recorded as finance revenue. Revenue from the dealers’ nominal lease residual option payment is recognized when invoiced at lease maturity. In addition, other revenue includes service fees, late fees and other miscellaneous fees charged to customers. Total other revenue amounted to approximately $625,000 for the year ended December 31, 2017.

Pure Health Solutions, Inc.

Notes to Financial Statements

Advertising: Advertising and marketing costs are charged to expense as incurred and totaled $212,337 in 2017.

Shipping costs: The costs of shipping relating to purchases and sales of products are included in cost of goods sold in the accompanying consolidated statement of operations.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes currently payable and the provision for income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized on the Company's tax return, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carry-forward amount.

The Company recognizes the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The amount of unrecognized tax benefits is adjusted as appropriate for changes in facts and circumstances, such as significant amendments to existing tax law, new regulations or interpretations by the taxing authorities, new information obtained during a tax examination, or resolution of an examination.

Foreign currency transactions:  The functional currency for Enstar is the U.S. dollar.  Assets and liabilities of foreign operations have been translated to U.S. dollars using year-end exchange rates or historical rates. Income and expense accounts have been translated to U.S. dollars using average exchange rates. Gains and losses from foreign currency transactions are included in determining net income. The foreign currency transactions resulted in a loss of approximately $70,400 for the year ended December 31, 2017. The foreign currency transactions are recorded within other expenses on the consolidated statement of operations.

Recent accounting pronouncements:

Revenue recognition:

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. Earlier application is permitted. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the financial statements.

Pure Health Solutions, Inc.

Notes to Financial Statements

Leases:

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees and lessors are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on the financial statements.

Cash flows:

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force). This ASU requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for financial statements issued for annual periods beginning after December 15, 2018. Early adoption is permitted, and this ASU requires it to be applied retrospectively to all periods presented. The Company has not yet adopted this ASU and is currently evaluating the impact of the pending adoption of the new standard on the financial statements.

Subsequent events: The Company has evaluated subsequent events through March 30, 2018,  the date the financial statements were available to be issued.

Note 2.        Financing Arrangements

The Company sells water purifiers to dealers who enter into long-term contracts (usually three to five years) for leasing of water purifiers to their customers. Dealers that elect to sell their lease contracts to the Company may do so under the Company’s Dealer Financing Agreement (the Agreement). Under the Agreement, the Company may purchase the dealers’ lease contracts at a discounted cash settlement price. The Company typically exercises their right to purchase only when they have credit approval for the purchase of the lease contract from independent financing companies. The Company obtains title to the leased purifiers as part of the agreement. The title is immediately transferred or assigned to an independent financing company until the end of the lease term and the Company receives the cash proceeds from the independent financing company upon transferring the title. The dealers have an option to purchase the leased purifiers from the Company upon the expiration of the related leases for a nominal amount. Revenue from the dealers’ nominal lease residual option payment is recognized when invoiced at lease maturity.

These receivables are accounted for under FASB ASC 860, Transfers and Servicing, whereby the Company recognizes financial assets it controls and the liabilities it has incurred and derecognizes financial assets when control has been surrendered. Under ASC 860, control is considered to have been surrendered only if (i) the transferred financial assets have been isolated from the transferor and its creditors, even in bankruptcy or other receivership, (ii) the transferee has the right to pledge or exchange the transferred financial assets it received, and (iii) the transferor does not maintain effective control over the transferred financial assets through an agreement that both entitles and obligates it to repurchase or redeem those assets prior to maturity, through an agreement that provides the transferor the unilateral ability to cause the holder to return

Pure Health Solutions, Inc.

Notes to Financial Statements

specific financial assets and a more-than-trivial benefit attributable to that ability, or an agreement that permits the transferee to require the transferor to repurchase the transferred financial assets at a price that is so favorable to the transferee that it is probable that the transferee will require repurchase. The Company has determined that these receivables qualify for sales treatment and, accordingly, the purchases and proceeds are included in net cash flows provided by financing activities in the consolidated statement of cash flows.

Finance income, included in other revenues in the accompanying consolidated statement of operations, totaled approximately $430,000 for the year ended December 31, 2017.

As part of previous funding arrangement, 5 percent of the selected proceeds on the transfers of assets were retained by the financing company until all receivables have been collected. These amounts are included on the consolidated balance sheet as holdback receivables and are reported net of allowance for losses of $51,857 as of December 31, 2017.

For those arrangements accounted for as a sale, servicing obligations are recognized as separate liabilities when the sale occurs. Servicing liabilities include billing and collection expenses through completion of original lease term. Servicing liabilities are initially recorded at their fair value as a component of the sale proceeds. The fair value is based on an analysis of discounted cash flows that incorporates market servicing costs. Servicing liabilities are amortized as finance income in proportion to, and over the period of, the estimated future net servicing expense of the underlying rental payments. The fair value of servicing liabilities at December 31, 2017 was determined using a discount rate of 6.85 percent. The rate was derived by management as average borrowing rate on secured operating lease borrowings. The portion of lease contracts covered by the service obligation agreement expired in 2017. Under the new agreement, the financing company is obligated to service the leases and therefore no liability is recognized for servicing for the year ended December 31, 2017. Changes in the balances of servicing liabilities subsequently measured using the amortization method for the year ended December 31, 2017 was $22,163.

Note 3.        Inventories

Inventories at December 31, 2017, consist of the following:

Raw materials	$296,761
Finished goods	871,048
Parts and filters, net	623,018
$1,790,827

Pure Health Solutions, Inc.

Notes to Financial Statements

Note 4.       Property, Plant and Equipment

Property, plant and equipment at December 31, 2017, consist of the following:

Land	$560,454
Buildings and improvements	675,049
Machinery and tools	1,311,166
Vehicles	368,025
Furniture and fixtures	335,270
Software	519,383
3,769,347
Less: accumulated depreciation	(2,727,304)

$1,042,043

Depreciation expense for year ended December 31, 2017, was $240,701.

Note 5.       Rental Equipment

Rental equipment at December 31, 2017, consist of the following:

Rental equipment	$4,932,308
Less: accumulated depreciation	(1,799,748)
$3,132,560

Depreciation expense for year ended December 31, 2017, was $634,072.

Note 6.       Intangible Assets

As of December 31, 2017, intangible assets consist of the following:

	Estimated
	Useful Life
Trademarks and tradenames	15 years	$2,784,644
Customer relationships	8-15 years	7,489,100
Patents and technology	10 years	4,818,400
Noncompete agreements	1-3 years	1,700,000
		16,792,144
Less: accumulated amortization		(11,986,841)
		$4,805,303

Pure Health Solutions, Inc.

Notes to Financial Statements

Amortization expense for the year ended December 31, 2017, was approximately $1,247,000. Estimated future amortization expenses related to intangible assets for the five years ended after December 31, 2017, are as follows:

Years ending December 31,
2018	$1,246,582
2019	991,027
2020	541,027
2021	506,667
2022	506,667
Thereafter	1,013,333

Note 7.        Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to temporary differences between the basis of lease servicing cost, acquired intangibles, warranty allowance, and lease residuals for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. No U.S. income tax liability or asset is provided on undistributed earnings or losses of the Company’s foreign subsidiaries. The earnings of the foreign subsidiaries, which reflect provisions for foreign taxes when applicable, are currently indefinitely reinvested in the foreign operations or will be remitted substantially free of additional tax.

Net deferred tax liabilities consist of the following components as of December 31, 2017:

Deferred tax assets:

Allowance for doubtful accounts	$35,629
Inventories	555,060
Accrued expenses	239,919
Loss carryforwards	8,923,415
Gross deferred tax assets	9,754,023
Less valuation allowance	(8,809,002)
Deferred tax assets, net	945,021

Deferred tax liabilities:
Intangible assets	968,130
Other assets	851,897
Deferred tax liabilities	1,820,027

Deferred tax liability, net	$(875,006)

The deferred tax amounts above have been classified as long-term liabilities as of December 31, 2017. Approximately $86,000 of the total deferred tax liability relates to foreign taxes.

Pure Health Solutions, Inc.

Notes to Financial Statements

The provision for income taxes charged to operations for the year ended December 31, 2017, consists of the following:

Income tax expense (benefit):
State	$5,382
Deferred	(982,228)
Non-U.S.	85,774
Total income tax (benefit)	$(891,072)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the year ended December 31, 2017, due to the following:

Computed "expected" tax benefit	$(2,620,489)
Increase (decrease) in income taxes resulting from:
State income tax, net of federal tax benefit	(288,256)
Nondeductible expenses	25,615
Impact of rate change from tax reform	(466,014)
Change in valuation allowance	2,452,690
Other	5,382
Total income tax (benefit)	$(891,072)

U.S. income and foreign withholding taxes have not been recognized on the excess of the amount for financial reporting over the tax basis of investments in foreign subsidiaries that are essentially permanent in duration. This amount becomes taxable upon a repatriation of assets from the subsidiary or a sale or liquidation of the subsidiary. Determination of the amount of any unrecognized deferred income tax liability on this temporary difference is not practicable.

The Company had foreign income tax expense of $85,776. The income before taxes for Enstar was approximately $351,000 for the year ended December 31, 2017. As a result, the net loss before income taxes for domestic operations was $8,058,321.

The Company has federal and state net operating losses of approximately $35,025,796 at December 31, 2017, with expiration dates from 5 to 20 years. At December 31, 2017, the Company has recorded a valuation allowance in the amount of $8,809,002 with respect to deferred tax assets since realization of those assets, arising primarily from the future benefit of loss carryforwards, is dependent upon the Company generating sufficient taxable income in future periods prior to the reversal of the temporary differences giving rise to the deferred tax assets or expiration of the net operating loss carryforwards.

The change in the valuation allowance, inclusive of the impacts from tax reform, was $1,715,590 for the year ended December 31, 2017

The Company files U.S., state, and foreign income tax returns in jurisdictions with various statutes of limitations. The federal returns for the 2014 through 2016 tax years remain subject to examination at December 31, 2017. Various state income tax returns can be examined for the years 2011 through 2016. Finally, the foreign returns for the years 2011 through 2016 are eligible for examination by various taxing authorities.

Pure Health Solutions, Inc.

Notes to Financial Statements

On December 22, 2017, the Tax Cuts and Jobs Act tax reform legislation was signed into law. This legislation makes significant changes in the U.S. tax law including a reduction in the corporate tax rates, changes to net operating loss carryforwards and carrybacks, and a repeal of the corporate alternative minimum tax. The law is required to be accounted for in the period of enactment, which for the Company will be in 2018. While the Company continues to assess the impact of the tax reform legislation on its business and financial statements, the legislation will reduce the U.S. corporate tax rate from the current rate of 35 percent to 21 percent. Because of the enacted law, the Company was required to revalue deferred tax assets and liabilities as of December 31, 2017, at the enacted rate. This revaluation resulted in a benefit of approximately $466,000 to income tax expense and a corresponding reduction in the deferred tax liability.

Note 8.        Related-Party Notes Payable and Related-Party Transactions

Debt consists of the following at December 31, 2017:

Note payable - Related party A	$19,301,448
Note payable - Related party B	120,743
Note payable - Related party C	49,857
Note payable - Related party D	28,369
$19,500,417

The Company has notes payable with four shareholders of the Company’s parent. The notes payable mature on December 31, 2019, and bear interest at 10 percent annually with both principal and interest due at maturity. The notes payable are secured by substantially all assets of the Company.

Total interest accrued on the notes as of December 31, 2017, amounted to $7,311,952, and is included in related-party liabilities on the consolidated balance sheet.

The Company has an annual management fee to CLP of $400,000 plus interest on the unpaid portion. As of December 31, 2017, the Company had accrued management fees of $2,121,689 which are included in related-party liabilities on the consolidated balance sheet.

Note 9.       Commitments

The Company enters into operating leases with local small businesses and targeted national accounts to supply products and services, which generally have initial lease terms of 36-60 months. These operating leases are used as collateral to secure funding with a  financing company. The Company accounts for the cash proceeds from the proceeds as deferred revenue on the consolidated balance sheet, which is amortized using the effective interest method over the life of the lease contracts. The Company obtained cash proceeds from operating leases for the year ended December 31, 2017, in the amounts of $5,256,815.  The deferred revenues are recorded on the consolidated balance sheet at the present value of lease commitments. Customer payments on the operating leases are used to repay the financing company.

A portion of the monthly rental payments paid to the financing company represent interest expense incurred by the Company associated with the funding and advance proceeds received.  The Company’s interest expense for the year ended December 31, 2017, was $1,055,108.

Pure Health Solutions, Inc.

Notes to Financial Statements

The total liability balance of the deferred rental revenue related to the operating leases was  $11,334,582 as of December 31, 2017.  The following table represents the expiration year of leases and the total deferred rental revenue liability as of December 31, 2017, for leases expiring in such years.

Years ending December 31,
2018	$224,858
2019	986,625
2020	1,664,835
2021	3,011,778
2022	5,313,694
Thereafter	132,792
$11,334,582

Future rental income on operating leases to be recorded by the Company totals $14,871,910 as of December 31, 2017. The following table represents the expiration year of leases and the total rental income to be recorded over the life of such leases expiring in that year.

Years ending December 31,
2018	$312,202
2019	1,294,233
2020	2,153,782
2021	3,940,687
2022	6,988,804
Thereafter	182,202
$14,871,910

The Company has operating leases for its office and warehouse facilities with agreements through March 31, 2023.  The remaining payments required under such leases are summarized as follows:

Years ending December 31,
2018	$493,146
2019	436,357
2020	159,678
2021	96,950
2022	96,950
Thereafter	27,888
$1,310,969

For the year ended December 31, 2017, lease expense totaled $200,493.